 Exhibit 99.1

Clean Energy Announces Up to $400 Million in Financing with Stonepeak to Continue Expansion of Renewable Natural Gas Infrastructure

Newport Beach, Calif. – December 13, 2023 – Clean Energy Fuels Corp. (Nasdaq: CLNE) announced that it has entered into a six-year $300 million senior secured term loan with Stonepeak, a leading alternative investment firm specializing in infrastructure and real assets. The credit agreement also provides for a two-year delayed draw term loan commitment of an additional $100 million.

In addition to repaying existing loans, the financing from Stonepeak will provide Clean Energy with capital for new renewable natural gas (RNG) production facilities, as well as the expansion of the company’s fueling infrastructure targeting the heavy-duty truck market. Clean Energy currently provides RNG to hundreds of fleets every day in the form of compressed natural gas (CNG) and liquified natural gas (LNG), which enables them to decarbonize their large vehicles easily and affordably.

“Stonepeak is one of the most well-respected infrastructure investment firms operating in the energy transition space and we’re excited to partner with them as we grow our RNG business,” said Clay Corbus, senior vice president for strategic development and head of Renewable Fuels at Clean Energy. “This financing agreement is very timely as we continue to see more RNG development opportunities come our way, and as we anticipate building additional stations to accommodate increased demand due to the arrival of Cummins 15-liter natural gas engine.”

“We see RNG as a practical and affordable energy solution for the transportation sector, with tailwinds supporting increasing adoptability. This, combined with its ability to curb fugitive methane emissions, makes it a critical part of decarbonization infrastructure, in our view,” said Michael Bricker, Senior Managing Director at Stonepeak. “With its proven asset base and operating history, we believe that Clean Energy has differentiated itself both within this space and relative to earlier stage verticals and other platforms pursuing the energy transition. We look forward to partnering with the Clean Energy team in supporting the company’s next phase of growth.”

Clean Energy is currently developing a portfolio of RNG production facilities at dairies across the country. The first project is producing RNG in Texas and supplying it to the transportation market in Oregon through the state’s low carbon fuels program. Multiple other facilities are in the final stages of completion. The company is also expanding its RNG fueling infrastructure, which currently includes over 600 stations across North America. This comes at a time when Cummins Inc. is testing a new larger natural gas engine for heavy-duty trucks with companies like Walmart, Werner, Knight Swift, and UPS. These fleets are experiencing an improved fuel economy with more torque and power than previous models, while at the same time dramatically reducing greenhouse gas (GHG) and NOx emissions compared to diesel. The 2024 commercial launch of the Cummins X15N engine is much anticipated by the industry.

RNG is a biogenic fuel made entirely from organic waste at facilities like dairy farms. Agriculture accounts for over 10% of U.S. GHG emissions and the transportation sector accounts for another 28%, according to the U.S. Environmental Protection Agency. Capturing methane from farm waste lowers these emissions. RNG, produced by that captured methane and used as a transportation fuel, significantly lowers GHG emissions on a lifecycle basis when compared to diesel. This allows RNG to be one of the only transportation fuels to receive a negative carbon-intensity score by the California Air Resources Board based on the reduction of emissions at the source and at the vehicle.

Summary of Financing Terms of the Loan

The term loan bears interest at 9.5% per annum. During the first two years, Clean Energy may elect to pay up to 75% of the interest in kind. The term loan matures on December 12, 2029 and may be repaid by Clean Energy at any time in an amount that results in Stonepeak achieving the greater of (i) 11.5% internal rate of return and (ii) 1.4x multiple on invested capital, subject to certain exceptions. In connection with this transaction, Clean Energy issued warrants to Stonepeak for the purchase of 10 million shares of common stock with an exercise price of $5.50 per share and 10 million shares of common stock with an exercise price of $6.50 per share. The warrants expire on June 15, 2032 and are exercisable at any time after December 12, 2025.

For more information about this transaction, see the Current Report on Form 8-K filing that will be accessible on the company’s website.

About Clean Energy

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (RNG), a sustainable fuel derived by capturing methane from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X.

About Stonepeak

Stonepeak is a leading alternative investment firm specializing in infrastructure and real assets with approximately $57.9 billion of assets under management. Through its investment in defensive, hard-asset businesses globally, Stonepeak aims to create value for its investors and portfolio companies, with a focus on downside protection and strong risk-adjusted returns. Stonepeak sponsors investment vehicles focused on private equity and credit. The firm provides capital, operational support, and committed partnership to grow investments in its target sectors, which include communications, energy and energy transition, transport and logistics, social infrastructure, and real estate. Stonepeak is headquartered in New York with offices in Hong Kong, Houston, London, Singapore, and Sydney. For more information, please visit www.stonepeak.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, the expansion of our fueling infrastructure and our new RNG production facilities, as well as our ability to deploy capital to grow our business. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and are based on the company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company and its business. Actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors, including, among others, those set forth in the risk factors or elsewhere in the company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that the company filed with the Securities and Exchange Commission on November 9, 2023. Such risk factors and other statements may also be amended, supplemented or superseded from time to time by other reports the company files with the Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and, unless otherwise required by law, Clean Energy undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Clean Energy Media Contact:

Gary Foster
1-949- 437-1113
Gary.Foster@cleanenergyfuels.com

Clean Energy Investor Contact:

Thomas Driscoll
1-949-437-1191
thomas.driscoll@cleanenergyfuels.com

Stonepeak Contact:
Kate Beers / Maya Brounstein

1-212-907-5100
corporatecomms@stonepeak.com

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